                        AMENDMENT TO CUSTODIAN AGREEMENT

         This Amendment to the Custodian Agreement is made as of October 1,
2004, by and between State Street Bank and Trust Company (the "Custodian") and
each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and
Management Company and listed on Appendix A of the Custodian Agreement (each a
"Fund");

         WHEREAS, each Fund entered into a Custodian Agreement dated as of June
29, 2001, (as amended and in effect from time to time, the "Agreement"); and

         WHEREAS, each Fund and the Custodian desire to amend certain provisions of the Agreement to reflect revisions to Rule 17f-4 ("Rule 17f-4"), promulgated under the Investment Company Act of 1940, as amended (the "1940 Act");

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

I.      Section 3.3 of the Agreement is hereby deleted and replaced by a new
Section 3.3, as of the effective date of this Amendment, as set forth below:

         SECTION 3.3 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The
Custodian may deposit and/or maintain securities owned by the Fund in a U.S.
Securities System; in any such case, the Custodian shall comply fully with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

II. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.
In the event of any conflict between the terms of the Agreement prior to this
Amendment and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the 1st day of October, 2004.

           EACH OF THE FUNDS LISTED ON APPENDIX A ATTACHED TO
           THE CUSTODIAN AGREEMENT, ON BEHALF OF ITSELF OR ITS
           LISTED PORTFOLIOS

           BY:  CAPITAL RESEARCH AND MANAGEMENT COMPANY*

           By:____________________________
           Name: _________________________
           Title: __________________________

           STATE STREET BANK AND TRUST COMPANY

           By: _____________________________
                   Joseph L. Hooley
                   Executive Vice President

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* Pursuant to delegated authority